Exhibit 99.1

JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com
JPMORGANCHASE REPORTS FIRST-QUARTER 2026 NET INCOME OF $16.5 BILLION ($5.94 PER SHARE)

FIRST-QUARTER 2026 RESULTS 1

ROE 19% ROTCE[2] 23%	CET1 Capital Ratios[3] Std. 14.3% | Adv. 14.1% Total Loss-Absorbing Capacity[3] $572B	Std. RWA[3] $2.0T Cash and marketable securities[4] $1.5T Average loans $1.5T

Firmwide Metrics	■	Reported revenue of $49.8 billion and managed revenue of $50.5 billion[2]
	■	Expense of $26.9 billion; reported overhead ratio of 54% and managed overhead ratio[2] of 53%
	■	Credit costs of $2.5 billion with $2.3 billion of net charge-offs and a $191 million net reserve build
	■	Average loans up 11% YoY, up 2% QoQ; average deposits up 7% YoY, up 1% QoQ

CCB ROE 32%	■	Average deposits up 2% YoY and QoQ; client investment assets up 18% YoY
	■	Average loans up 1% YoY and flat QoQ; Card Services net charge-off rate of 3.47%
	■	Debit and credit card sales volume[5] up 9% YoY
	■	Active mobile customers[6] up 7% YoY

CIB ROE 21%	■	Investment Banking fees up 28% YoY, up 23% QoQ; #1 ranking for Global Investment Banking fees with 9.8% wallet share in 1Q26
	■	Markets revenue up 20% YoY, with Fixed Income Markets up 21% and Equity Markets up 17%
	■	Average Banking & Payments loans up 10% YoY, up 4% QoQ; average client deposits[7] up 13% YoY, up 1% QoQ

AWM ROE 44%	■	AUM[8] of $4.8 trillion, up 16% YoY
	■	Average loans up 15% YoY, up 3% QoQ; average deposits up 4% YoY, up 3% QoQ

Jamie Dimon, Chairman and CEO, commented: “The Firm delivered strong results in the first quarter, reporting net income of $16.5 billion.”
Dimon continued: “Performance was strong across our businesses. In the CIB, revenue grew 19%. Markets revenue reached a record $11.6 billion, while IB fees increased 28% due to stronger advisory and ECM activity. Additionally, Payments continued to deliver very strong results, with double-digit growth in deposits and fees. In CCB, revenue rose 7%. We continued to acquire new customers at a robust rate across the franchise, including achieving record net inflows in self-directed investing and opening more than 450,000 net new checking accounts. Finally, in AWM, revenue increased 11%, and flows remained healthy with $54 billion of long-term AUM net inflows.”
Dimon added: “Regarding capital, we were pleased to see that the recent capital re-proposals mitigated the most severe consequences of the 2023 proposals. However, there are still aspects of the proposed rules that need to be addressed. We have ample amounts of capital and liquidity, with $291 billion in CET1 capital, $572 billion in total loss-absorbing capacity and $1.5 trillion in cash and marketable securities. We hope that regulators prioritize well-designed regulation and address these aspects of the proposed rules to allow banks of all sizes to deploy their resources to support the real economy.”
Dimon added: "The U.S. economy remained resilient in the quarter, with consumers still earning and spending and businesses still healthy. Several tailwinds are supporting this resiliency, including increased fiscal stimulus, the benefits of deregulation, AI-driven capital investment and the Fed's asset purchases. At the same time, there is an increasingly complex set of risks—such as geopolitical tensions and wars, energy price volatility, trade uncertainty, large global fiscal deficits and elevated asset prices. While we cannot predict how these risks and uncertainties will ultimately play out, they are significant and they reinforce why we prepare the Firm for a wide range of environments.”
Dimon concluded: “I want to express my deep gratitude to our employees across the globe for how they work to support our customers and communities every single day.”

CAPITAL DISTRIBUTIONS
■    Common dividend of $4.1 billion or $1.50 per share
■    $8.1 billion of common stock net repurchases9
■    Net payout LTM9,10 of 82%
FORTRESS PRINCIPLES
■ Book value per share of $128.38, up 8% YoY; tangible book value per share2 of $108.87, up 8% YoY
■    Basel III common equity Tier 1 capital3 of $291 billion, Standardized ratio3 of 14.3% and Advanced ratio3 of 14.1%
■    Firm supplementary leverage ratio of 5.6%
SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES
■    Approximately $855 billion of credit and capital11 raised in 1Q26:
■    $72 billion of credit for consumers
■    $8 billion of credit for U.S. small businesses
■    $750 billion of credit and capital for corporations and non-U.S. government entities
■    $25 billion of credit and capital for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Mikael Grubb (212) 270-2479	Media Contact: Joseph Evangelisti (212) 270-7438
Note: Totals may not sum due to rounding.
[1] Percentage comparisons are for the first quarter of 2026 versus the prior-year first quarter, unless otherwise specified.
[2] For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes, see page 7.

JPMorgan Chase & Co.
News Release
In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorganChase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments and Corporate is also presented on a managed basis. For more information about managed basis and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the first quarter of 2026 versus the prior-year first quarter, unless otherwise specified.

JPMORGANCHASE (JPM)

Results for JPM				4Q25		1Q25
($ millions, except per share data)	1Q26	4Q25	1Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - reported	$49,836	$45,798	$45,310	$4,038	9%	$4,526	10%
Net revenue - managed	50,536	46,767	46,014	3,769	8	4,522	10
Noninterest expense	26,850	23,983	23,597	2,867	12	3,253	14
Provision for credit losses	2,507	4,655	3,305	(2,148)	(46)	(798)	(24)
Net income	$16,494	$13,025	$14,643	$3,469	27%	$1,851	13%
Earnings per share - diluted	$5.94	$4.63	$5.07	$1.31	28%	$0.87	17%
Return on common equity	19%	15%	18%
Return on tangible common equity	23	18	21
Discussion of Results:
Net income was $16.5 billion, up 13%.
Net revenue was $50.5 billion, up 10%. Net interest income was $25.5 billion, up 9%. Noninterest revenue was $25.1 billion, up 11%.
Net interest income excluding Markets2 was $23.3 billion, up 3%, driven by higher deposit balances, as well as higher revolving balances in Card Services, predominantly offset by the impact of lower rates. Noninterest revenue excluding Markets2 was $15.7 billion, up 14%, driven by higher asset management fees in AWM and CCB, higher investment banking fees, higher auto operating lease income and higher Payments fees. The increase was partially offset by the absence of the $588 million First Republic-related gain in the prior year. Markets revenue was $11.6 billion, up 20%.
Noninterest expense was $26.9 billion, up 14%, predominantly driven by higher compensation, including higher revenue-related compensation and growth in the number of front office employees, as well as higher brokerage expense and distribution fees, higher marketing expense and higher auto lease depreciation. The increase also reflected the absence of an FDIC special assessment accrual release in the prior year.
The provision for credit losses was $2.5 billion. Net charge-offs were $2.3 billion, down $16 million. The net reserve build was $191 million, and included a $327 million net build in Wholesale and a $139 million net release in Consumer. In the prior year, the provision was $3.3 billion, net charge-offs were $2.3 billion and the net reserve build was $973 million.

JPMorgan Chase & Co.
News Release

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				4Q25		1Q25
($ millions)	1Q26	4Q25	1Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$19,568	$19,396	$18,313	$172	1%	$1,255	7%
Banking & Wealth Management	10,577	10,870	10,254	(293)	(3)	323	3
Home Lending	1,232	1,249	1,207	(17)	(1)	25	2
Card Services & Auto	7,759	7,277	6,852	482	7	907	13
Noninterest expense	10,979	10,256	9,857	723	7	1,122	11
Provision for credit losses	2,050	4,244	2,629	(2,194)	(52)	(579)	(22)
Net income	$4,976	$3,642	$4,425	$1,334	37%	$551	12%
Discussion of Results:
Net income was $5.0 billion, up 12%.
Net revenue was $19.6 billion, up 7%. Banking & Wealth Management net revenue was $10.6 billion, up 3%, driven by higher asset management fees in J.P. Morgan Wealth Management and higher deposit-related fees. Home Lending net revenue was $1.2 billion, up 2%, driven by higher production revenue, partially offset by lower net interest income. Card Services & Auto net revenue was $7.8 billion, up 13%, driven by higher Card Services net interest income largely on higher revolving balances, as well as higher auto operating lease income, partially offset by lower card income.
Noninterest expense was $11.0 billion, up 11%, largely driven by higher marketing expense, higher auto lease depreciation and higher compensation for bankers and advisors.
The provision for credit losses was $2.1 billion. Net charge-offs were $2.2 billion, up $41 million, primarily driven by Card Services. The net reserve release was $145 million, predominantly driven by improvements in home prices. In the prior year, the provision was $2.6 billion, net charge-offs were $2.2 billion and the net reserve build was $475 million.

JPMorgan Chase & Co.
News Release

COMMERCIAL & INVESTMENT BANK (CIB)

Results for CIB				4Q25		1Q25
($ millions)	1Q26	4Q25	1Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$23,379	$19,375	$19,666	$4,004	21%	$3,713	19%
Banking & Payments	10,425	9,651	8,754	774	8	1,671	19
Markets & Securities Services	12,954	9,724	10,912	3,230	33	2,042	19
Noninterest expense	11,136	9,011	9,842	2,125	24	1,294	13
Provision for credit losses	482	405	705	77	19	(223)	(32)
Net income	$9,044	$7,268	$6,942	$1,776	24%	$2,102	30%

Discussion of Results:
Net income was $9.0 billion, up 30%.
Net revenue was $23.4 billion, up 19%. Banking & Payments revenue was $10.4 billion, up 19%. Investment Banking revenue was $3.1 billion, up 38%. Investment Banking fees were $2.9 billion, up 28%, driven by higher advisory and equity underwriting fees, partially offset by lower debt underwriting fees. Payments revenue was $5.1 billion, up 12%, predominantly driven by higher deposit balances and fee growth. Lending revenue was $2.2 billion, up 13%, largely driven by mark-to-market gains on hedges of the retained lending portfolio and higher loan balances.
Markets & Securities Services revenue was $13.0 billion, up 19%. Markets revenue was $11.6 billion, up 20%. Fixed Income Markets revenue was $7.1 billion, up 21%, driven by higher revenue on strong client activity in Commodities, Credit and Currencies & Emerging Markets, as well as continued strength in Securitized Products, partially offset by lower revenue in Rates. Equity Markets revenue was $4.5 billion, up 17%, predominantly due to increased client activity. Securities Services revenue was $1.5 billion, up 18%, predominantly driven by fee growth on higher market levels and client activity, as well as higher deposit balances.
Noninterest expense was $11.1 billion, up 13%, predominantly driven by higher compensation, including higher revenue-related compensation, as well as higher brokerage expense.
The provision for credit losses was $482 million, largely driven by changes in the credit quality of certain exposures. The net reserve build was $362 million, and net charge-offs were $120 million. In the prior year, the provision was $705 million, the net reserve build was $528 million and net charge-offs were $177 million.

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				4Q25		1Q25
($ millions)	1Q26	4Q25	1Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$6,374	$6,516	$5,731	$(142)	(2)%	$643	11%
Noninterest expense	4,167	4,068	3,713	99	2	454	12
Provision for credit losses	(24)	2	(10)	(26)	NM	(14)	(140)
Net income	$1,775	$1,808	$1,583	$(33)	(2)%	$192	12%
Discussion of Results:
Net income was $1.8 billion, up 12%.
Net revenue was $6.4 billion, up 11%, predominantly driven by growth in management fees on strong net inflows and higher average market levels, as well as higher brokerage activity.
Noninterest expense was $4.2 billion, up 12%, largely driven by higher compensation, primarily due to higher revenue-related compensation and continued growth in private banking advisor teams, as well as higher distribution fees.
Assets under management were $4.8 trillion, up 16%, and client assets were $7.1 trillion, up 18%, driven by higher market levels and continued net inflows.

JPMorgan Chase & Co.
News Release

CORPORATE

Results for Corporate				4Q25		1Q25
($ millions)	1Q26	4Q25	1Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$1,215	$1,480	$2,304	$(265)	(18)%	$(1,089)	(47)%
Noninterest expense	568	648	185	(80)	(12)	383	207
Provision for credit losses	(1)	4	(19)	(5)	NM	18	95
Net income	$699	$307	$1,693	$392	128%	$(994)	(59)%
Discussion of Results:
Net income was $699 million, down $994 million.
Net revenue was $1.2 billion, down $1.1 billion. Net interest income was $1.0 billion, down $625 million, predominantly driven by the impact of lower rates. Noninterest revenue was $189 million, down $464 million, largely due to the absence of the $588 million First Republic-related gain in the prior year.
Noninterest expense was $568 million, up $383 million, predominantly due to the absence of an FDIC special assessment accrual release in the prior year.

JPMorgan Chase & Co.
News Release
2. Notes on non-GAAP financial measures:

a.The Firm prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with the U.S. GAAP financial statements of other companies. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the lines of business and Corporate. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement.

b.Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 10 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $128.38, $126.99 and $119.24 at March 31, 2026, December 31, 2025 and March 31, 2025, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

c.In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to pages 73-74 of the Firm’s 2025 Form 10-K.

JPMorgan Chase & Co.
News Release
Additional notes:

3.Estimated.
4.Estimated. Cash and marketable securities include end-of-period eligible high-quality liquid assets (“HQLA”), excluding regulatory prescribed haircuts under the liquidity coverage ratio (“LCR”) rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affiliates and thus excluded from the Firm’s LCR. Also include other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 100-107 of the Firm’s 2025 Form 10-K for additional information.
5.Excludes Commercial Card.
6.Users of all mobile platforms who have logged in within the past 90 days.
7.Client deposits and other third party liabilities (“client deposits”) pertain to the Payments and Securities Services businesses.
8.Assets under management (“AUM”).
9.Includes the net impact of employee issuances. Excludes excise tax and commissions.
10.Last twelve months (“LTM”).
11.Credit provided to clients represents new and renewed credit, including loans and lending-related commitments, as well as unused amounts of advised uncommitted lines of credit where the Firm has discretion on whether or not to make a loan under these lines. Credit and capital for corporations and non-U.S. government entities includes Individuals and Individual Entities primarily consisting of Global Private Bank clients within AWM.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.9 trillion in assets and $364 billion in stockholders’ equity as of March 31, 2026. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers predominantly in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, April 14, 2026, at 8:30 a.m. (ET) to present first-quarter 2026 financial results. The general public can access the conference call by dialing the following numbers: 1 (888) 324-3618 in the U.S. and Canada; +1 (312) 470-7119 for international callers; use passcode 1364784#. Please dial in 15 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call also will be available by telephone beginning at approximately 11:00 a.m. (ET) on April 14, 2026 through 11:59 p.m. (ET) on April 29, 2026 at 1 (800) 841-4034 (U.S. and Canada); +1 (203) 369-3360 (International); use passcode 67371#. The replay will be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/ir/sec-other-filings/overview), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.